As filed with the Securities and Exchange Commission on December 12, 2025

Registration No. 333-289496

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CDT EQUITY INC.

(Exact name of Registrant as specified in its charter)

Delaware	87-3272543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4581 Tamiami Trail North, Suite 200 Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

CDT Equity Inc. 2023 Amended and Restated Stock Incentive Plan

(Full title of the plan)

Andrew Regan

Chief Executive Officer

CDT Equity Inc.

4581 Tamiami Trail North, Suite 200

Naples, FL 34103

(Name and address of agent for service)

(646) 491-9132

(Telephone number, including area code, of agent for service)

Copies to:

Todd Mason, Esq.

Thompson Hine LLP

300 Madison Ave, 27th Floor

New York, NY 10017

(212) 344-5680

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-289496) of CDT Equity Inc. (the “Company”) is being filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) to amend the Registration Statement to include in Part I of the Registration Statement a prospectus (the “Reoffer Prospectus”) pursuant to General Instruction C of Form S-8, prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). As a filing fee was paid by the Company under the original Registration Statement in connection with the registration of the securities offered under the Reoffer Prospectus, no additional registration fee is required to add these securities to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act.

This Reoffer Prospectus may be used for reoffers and resales of shares of common stock of the Company on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that are issuable to certain employees, directors, and/or officers of the Company or its subsidiaries identified in the Reoffer Prospectus, as supplemented, who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act (the “Selling Stockholders”). The number of shares of common stock of the Company included in the Reoffer Prospectus represents common stock issued to the Selling Stockholders, and does not necessarily represent a present intention to sell any or all such common stock.

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling stockholders and/or amounts of common stock, if any, to be reoffered or resold by such selling stockholders as that information becomes known. All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

213,125 Shares of Common Stock

This reoffer prospectus (this “Reoffer Prospectus” or this “prospectus”) relates to the offer and resale, from time to time, by the selling stockholders named herein (the “Selling Stockholders”), or their permitted transferees, of up to an aggregate of 213,125 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of CDT Equity Inc. (the “Company,” “we,” “our” or “us”) issued to the Selling Stockholders pursuant to stock awards granted to the Selling Stockholders under the CDT Equity Inc. 2023 Amended and Restated Stock Incentive Plan (the “2023 Plan”). We are not selling any securities under this Reoffer Prospectus and will not receive any proceeds from the sale of the Shares by the Selling Stockholders under this prospectus. The Selling Stockholders may sell any, all or none of the Shares offered by this Reoffer Prospectus. For more information, see “Use of Proceeds.”

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to a purchaser, or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the Shares for sale. The Selling Stockholders may sell any, all or none of the Shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 18 for more information about how the Selling Stockholders may sell or dispose of the Shares covered by this Reoffer Prospectus. The Selling Stockholders will bear all sale commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). The Shares previously issued to the Selling Stockholders under the 2023 Plan are “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purpose of registering the Shares under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

This Reoffer Prospectus describes the general manner in which the Shares may be offered and sold. When the Selling Stockholders sell Shares under this Reoffer Prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this Reoffer Prospectus. We urge you to read carefully this Reoffer Prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this Reoffer Prospectus and any accompanying prospectus supplement before you make your investment decision.

Our Common Stock is traded on The Nasdaq Capital Market under the trading symbol “CDT”. On December 11, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $1.81.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS REOFFER PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is __________, 2025.

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus is part of a registration statement on Form S-8 (File No. 333-289496) filed with the Securities and Exchange Commission (“SEC”). The Selling Stockholders named in this Reoffer Prospectus may, from time to time, sell the securities described in this Reoffer Prospectus in one or more offerings. This Reoffer Prospectus includes important information about us, the Common Stock issued by us, the Shares being offered by the Selling Stockholders and other information you should know before investing. Any document incorporated by reference in this Reoffer Prospectus and any prospectus supplement may also add, update, or change information in this Reoffer Prospectus. If there is any inconsistency between the information contained or incorporated by reference in this Reoffer Prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This Reoffer Prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this Reoffer Prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information.” You should rely only on information contained or incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement. We have not, and the Selling Stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this Reoffer Prospectus, any prospectus supplement or any free writing prospectus that we or the Selling Stockholders may authorize to be delivered or made available to you.

The information contained in this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus or any applicable prospectus supplement, or the sale of any securities offered hereby. You should not assume that the information contained in this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus or any applicable prospectus supplement is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Reoffer Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Reoffer Prospectus. The securities offered by this Reoffer Prospectus are being offered only in jurisdictions where the offer is permitted.

Except as otherwise set forth in this Reoffer Prospectus, neither we nor the Selling Stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this Reoffer Prospectus outside the United States. Persons outside the United States who come into possession of this Reoffer Prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this Reoffer Prospectus outside the United States.

Unless expressly indicated or the context otherwise requires, references in this prospectus to the “Company,” “CDT,” the “Registrant,” “we,” “us,” and “our” refer to CDT Equity Inc. and its subsidiaries on a consolidated basis (and the business of Old Conduit which became the business of the Company after giving effect to the Business Combination (as defined below)), unless the context requires otherwise.

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REOFFER PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Reoffer Prospectus or incorporated by reference in this Reoffer Prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire Reoffer Prospectus, all applicable prospectus supplements, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this Reoffer Prospectus, all applicable prospectus supplements, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this Reoffer Prospectus, including our financial statements, and the exhibits to the registration statement of which this Reoffer Prospectus is a part.

Overview

CDT Equity Inc. is a data driven pharmaceutical development company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships. The Company has evolved into a broader, more agile platform that leverages artificial intelligence (“AI”), solid-form chemistry, and efficient asset repositioning to accelerate the development of novel treatments.

Our strategy is centered on unlocking the untapped value of clinical-stage compounds, particularly those deprioritized by larger pharmaceutical companies with strong, supporting Phase I safety data. Through advanced co-crystallization and solid-form technologies developed at our Cambridge facilities, we improve drug properties and extend patent life by up to 20 years. In partnership with Sarborg Limited (“Sarborg”), we also apply AI-powered disease mapping to rapidly identify new therapeutic applications for existing compounds.

Our pipeline includes candidates that target autoimmune disorders, as well as idiopathic male infertility, oncology, dermatology, and animal health. Ongoing in vitro and in vivo studies, guided by AI insights, are designed to support licensing and commercialization partnerships. We will seek an exit through third-party license deals following successful in vitro and in vivo pre-clinical trials, entering into agreements with third-parties to pursue further development, Food and Drug Administration (“FDA”) approval, commercialization and marketing of our assets.

Operating with a lean, asset-agnostic model, the Company prioritizes speed, adaptability, and capital efficiency. We avoid the cost burden of late-stage clinical trials, focusing instead on high-leverage development strategies.

Recent Developments

Reverse Stock Split

On October 8, 2025, the Company filed a certificate of amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to effectuate a 1-for-8 reverse stock split of the outstanding shares of the Company’s Common Stock (the “Reverse Stock Split”). At the Company’s Special Meeting of Stockholders on May 5, 2025, the stockholders approved future reverse stock splits and granted the Board of Directors (the “Board”) the authority to determine the exact split ratios and when to proceed with any such reverse stock splits. The Reverse Stock Split became effective on October 10, 2025, at 5:00 p.m., Eastern Time (the “Effective Time”) and the Common Stock began trading on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis on October 13, 2025, at market open under the existing ticker symbol, “CDT”. As of the Effective Time, every 8 shares of the Company’s issued and outstanding Common Stock was combined into one share of Common Stock. The Reverse Stock Split did not affect the number of authorized shares of Common Stock or the par value of the Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise have been entitled to receive fractional shares as a result of the Reverse Stock Split were entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price per share of the Common Stock (as adjusted to give effect to the Reverse Stock Split) on The Nasdaq Capital Market on October 13, 2025. All historical share and per-share amounts reflected throughout this Reoffer Prospectus are presented on a Reverse Stock Split-adjusted basis.

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Equity Grants

On August 12, 2025, the Company granted an aggregate of 13,125 Shares to the Company’s three independent directors based on the closing price per share of the Company’s Common Stock as compensation for past services. The Shares were granted pursuant to the 2023 Plan and vested immediately upon grant.

On September 19, 2025, the Company granted an aggregate of 200,000 Shares to the Company’s Chief Executive Officer and Chief Financial Officer based on the closing price per share of the Company’s Common Stock on September 18, 2025 as compensation for past services. The Shares were granted pursuant to the 2023 Plan and vested immediately upon grant.

Corporate Information

On September 22, 2023 (the “Closing Date”), a merger transaction (the “Business Combination”) between Conduit Pharmaceuticals Limited (“Old Conduit”), Murphy Canyon Acquisition Corp (“MURF”) and Conduit Merger Sub, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of MURF (“Merger Sub”), was completed pursuant to the initial merger agreement dated November 8, 2022 and subsequent amendments to the merger agreement dated January 27, 2023 and May 11, 2023 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on the Closing Date, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the merger as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc. On September 25, 2023, the Company’s Common Stock commenced trading on The Nasdaq Capital Market under the symbol “CDT” and the Company’s warrants commenced trading on The Nasdaq Capital Market under the symbol “CDTTW”. Effective August 5, 2025, the Company changed its name from Conduit Pharmaceuticals Inc. to CDT Equity Inc. Our change to CDT Equity Inc. reflects the evolution of our strategy as a data-driven biotech development company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships.

Our principal executive offices are located at 4581 Tamiami Trail North, Suite 200, Naples, Florida 34103, and our telephone number is (646) 491-9132. Our website address is http://www.cdtequity.com. The information contained on or otherwise accessible through our website is not part of this Reoffer Prospectus.

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The Offering

Shares of Common Stock offered by the Selling Stockholders	213,125 Shares issued pursuant to the 2023 Plan.

Use of proceeds	We are not selling any securities under this Reoffer Prospectus and will not receive any of the proceeds from the sale of the Shares covered hereby by the Selling Stockholders. See “Use of Proceeds.”

Terms of this offering; Determination of offering price

The Selling Stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Shares offered by this Reoffer Prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may offer or sell the Shares offered by this Reoffer Prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices.

The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Determination of Offering Price” and “Plan of Distribution” for more information.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CDT”.

Risk Factors	Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” on page 5 of this Reoffer Prospectus and under similar headings in other documents incorporated by reference herein.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in the sections titled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Item 1A. Risk Factors,”, and as described or may be described in any subsequent quarterly report on Form 10-Q, as amended, under the heading “Item 1A. Risk Factors” as well as in all applicable prospectus supplements and contained or to be contained in our filings with the SEC and incorporated by reference in this Reoffer Prospectus, together with all of the other information contained in this Reoffer Prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

We currently have limited working capital and continue to incur costs and expenses as part of our operations. Our current expenses and ongoing operations require substantial additional capital, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce, or cease our operations, including through a bankruptcy or liquidation.

Our operations have consumed substantial amounts of cash since our inception. As of September 30, 2025, we had an accumulated deficit of $47.0 million and our net loss was $17.9 million for the period ended September 30, 2025. We expect to continue to incur significant expenses and increasing operating losses. Our business requires additional capital for its ongoing operations. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the U.S. As we require additional funds, we may seek to fund our operations through the sale of additional equity securities, debt financing, and/or strategic collaboration agreements. We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on favorable terms.

If we are unable to raise additional capital in the short term, we may be required to materially curtail, reduce or cease our operations, including through a bankruptcy or liquidation. We could be forced to sell or dispose of our rights or assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operations, and financial condition, including the possibility that a lack of funds could cause our business to fail and our Company to file for bankruptcy or dissolve and liquidate with little or no return to investors.

Our business is dependent on the successful development, regulatory approval, and commercialization of our clinical assets, in particular glucokinase activators which we believe are active in a range of autoimmune disorders, which we refer to as AZD1656, and a potent, irreversible inhibitor of human Myeloperoxidase that has the potential to treat idiopathic male infertility, which we refer to as AZD5904.

The success of our business, including our ability to finance our operations and generate any revenue in the future, will primarily depend on the successful development, regulatory approval, and commercialization or partnering of our clinical assets. In the future, we may also become dependent on just one of our clinical assets or any future clinical assets that we may in-license, acquire, or develop. The preclinical, clinical and commercial success of our clinical assets will depend on a number of factors, including the following:

●	the ability to raise additional capital to fund our current pre-clinical and clinical plans on acceptable terms, or at all;

●	the timely completion of our clinical trials, which may be significantly slower or cost more than we currently anticipate and will depend substantially upon the performance of third-party contractors;

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●	whether we are required by the FDA or similar foreign regulatory agencies to conduct additional preclinical or clinical trials beyond those planned to support the approval and commercialization of our clinical assets or any future clinical assets;

●	the acceptance of our proposed indications and primary endpoint assessments relating to the proposed indications of our clinical assets by the FDA or similar foreign regulatory authorities;

●	our ability to demonstrate the safety and efficacy of our clinical assets or any future clinical assets to the satisfaction of the FDA and similar foreign regulatory authorities;

●	the prevalence, duration, and severity of potential side effects experienced in connection with our clinical assets or future approved products, if any;

●	the timely receipt of necessary marketing approvals from the FDA and similar foreign regulatory authorities;

●	achieving and maintaining, and, where applicable, ensuring that our third-party contractors achieve and maintain, compliance with our contractual obligations and with all regulatory requirements applicable to our clinical assets or any future clinical assets or approved products, if any;

●	the ability of third parties with whom we contract to manufacture clinical trial and commercial supplies of our clinical assets or any future clinical assets, remain in good standing with regulatory agencies, and develop, validate, and maintain commercially viable manufacturing processes that are compliant with current good manufacturing practices (“cGMP”);

●	a continued acceptable safety profile during preclinical and clinical development and following approval of our clinical assets or any future clinical assets;

●	our ability to successfully commercialize our clinical assets or any future clinical assets in the U.S. and internationally, if approved for marketing, sale, and distribution in such countries and territories, whether alone or in collaboration with others;

●	the acceptance by physicians, patients, and payors of the benefits, safety, and efficacy of our clinical assets or any future clinical assets, if approved, including relative to alternative and competing treatments;

●	our ability to comply with numerous post-approval regulatory requirements;

●	our and our partners’ ability to establish and enforce intellectual property rights in and to our clinical assets or any future clinical assets;

●	our and our partners’ ability to avoid third-party patent interference or intellectual property infringement claims; and

●	our ability to in-license or acquire additional clinical assets or commercial-stage products that we believe that we can successfully develop and commercialize.

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If we are unable to achieve one or more of the above factors, many of which are beyond our control, in a timely manner or at all, we could experience significant delays and increased costs or an inability to obtain regulatory approvals or commercialize our clinical assets. Even if regulatory approvals are obtained, we may never be able to successfully commercialize any of our clinical assets. Accordingly, we cannot assure investors that we will be able to generate sufficient revenue through the sale of our clinical assets or any future clinical assets to continue operations.

Drug development for our clinical assets (AZD1656 and AZD5904) is expensive, time-consuming, and uncertain. Our clinical trials may fail to adequately demonstrate pharmacologic activity in therapeutic areas of interest; cause unintended short- or long-term effects in other bodily systems; or produce unexpected toxicity that may alter or risk benefit assessment.

The scientific discoveries that form the basis for our efforts to generate and develop our clinical assets are relatively recent. AZD1656 is a glucokinase activator that is in a number of Phase II ready autoimmune disorders including uveitis, Hashimoto’s thyroiditis, preterm labor, and renal transplant, and the successful development of AZD1656 may require additional studies and efforts to optimize its therapeutic potential. In addition, our development pipeline includes what we believe to be a potent irreversible inhibitor of human Myeloperoxidase (MPO) that has the potential to treat idiopathic male infertility, which we refer to as AZD5904. AZD5904 may not demonstrate in patients the therapeutic properties ascribed to it in the laboratory or preclinical studies, and may interact with human biological systems in unforeseen, ineffective, or even harmful ways. If we are not able to successfully develop and commercialize our clinical assets, including AZD1656 and AZD5904, we may never become profitable and the value of our capital stock may decline.

We have identified material weaknesses in our internal control over financial reporting. If we fail to remedy these weaknesses or maintain an effective system of internal controls, then our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. We may identify additional material weaknesses in our internal controls over financing reporting which we may not be able to remedy in a timely manner.

In connection with the preparation and audit of the financial statements as of and for the fiscal years ended December 31, 2024 and 2023, material weaknesses were identified in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses primarily relate to the following matters that are relevant to the preparation of our financial statements:

●	The segregation of duties is limited and heavily reliant on interim personnel and third-party consultants to perform these activities.

●	The Company lacks a formal process for review and approval of significant transactions and accounts on a contemporaneous basis and there have been numerous, recurring errors in account balances and disclosures.

●	The Company has not designed adequate and appropriate internal controls under an appropriate internal control over financial reporting framework.

●	The Company did not appropriately review and evaluate the accounting implications of all material transactions that occurred in the audit period which resulted in a restatement of previous periods.

●	The review controls around certain related party transactions did not operate consistently and the review of such transactions was not always contemporaneously documented.

If these material weaknesses are not remediated, it could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. We are reviewing measures designed to improve our internal control over financial reporting to remediate these material weaknesses, although they have not been fully remediated as of the date of this filing. As a part of these measures, we also expect to engage an external advisor to assist with evaluating and documenting the design and operating effectiveness of internal controls and assisting with the remediation of deficiencies when funding and additional liquidity becomes available, as necessary. The primary costs associated with such measures are corresponding recruiting and additional salary and consulting costs, which are difficult to estimate but which may be significant. These additional resources and procedures are intended to enable us to broaden the scope and quality of our internal review of underlying information related to financial reporting and to formalize and enhance our internal control procedures.

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The material weaknesses will not be considered remediated until a remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively. A failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements and could cause us to fail to meet our reporting obligations, any of which could diminish investor confidence in us and cause a decline in the price of our Common Stock.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating.

We currently rely on agreements with third parties for the purpose of licensing our clinical assets. In the near-term, we intend to rely on third parties for the licensing of clinical assets and those which may arise through future partnerships.

We currently rely on agreements with third parties for the purpose of licensing clinical assets from large pharmaceutical companies. For example, we have a License Agreement with AstraZeneca pursuant to which we license clinical assets directly from AstraZeneca. If we are in breach of the agreement, the termination of such agreement could materially adversely affect our business, financial condition, operating results, and prospects. Our business strategy heavily depends on our ability to commercialize our clinical assets, and our ability to enter into and maintain license agreements relating to such clinical assets is critical to the success of our operations. In addition, while we hold our own intellectual property outside of the scope of our agreements with AstraZeneca, a termination of the agreement could adversely affect our business and ability to commercialize our clinical assets.

Our failure to meet Nasdaq’s continued listing requirements could result in the delisting of our Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market and our redeemable warrants are listed on The Nasdaq Capital Market. Although we met the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares, and distribution requirements, we cannot assure investors that our securities will continue to meet Nasdaq’s continued listing requirements, and if we are unable to do so, or to cure any such deficiencies, our Common Stock and/or our redeemable warrants could be delisted in the future.

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our Common Stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that the Selling Stockholders sell shares of our Common Stock pursuant to this prospectus, the market price of our Common Stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

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Sales of substantial amounts of our Common Stock by the Selling Stockholders, or the perception that these sales could occur, could adversely affect the price of our Common Stock.

The sale by the Selling Stockholders of a significant number of shares of Common Stock could have a material adverse effect on the market price of our Common Stock. In addition, the perception in the public markets that the Selling Stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

We will require substantial additional funding in the future, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce, or cease our operations.

Our operations have consumed substantial amounts of cash since our inception. As of September 30, 2025, we had an accumulated deficit of $47.0 million and our net loss was $17.9 million for the quarter ended September 30, 2025. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. Our business will require substantial additional capital for implementation of our long-term business plan and development of clinical assets. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the U.S. As we require additional funds, we may seek to fund our operations through the sale of additional equity securities, debt financing, and/or strategic collaboration agreements. We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on favorable terms.

Our future funding requirements will depend on many factors, including, but not limited to:

●	the progress, timing, scope, and costs of our clinical trials, including the ability to timely enroll patients in our potential future clinical trials;

●	the outcome, timing, and cost of regulatory approvals by the FDA and comparable regulatory authorities, including the potential that the FDA or comparable regulatory authorities may require that we perform more studies than those that we currently expect;

●	the amount of revenues, if any, from our current clinical assets or any future clinical assets;

●	the terms and timing of any potential future collaborations, licensing, or other arrangements that we may establish;

●	cash requirements of any future acquisitions and/or the development of other clinical assets;

●	the costs of operating as a public company;

●	the time and cost necessary to respond to technological and market developments;

●	any disputes which may occur between us, employees, collaborators, or other prospective business partners; and

●	the costs of filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights.

If we raise additional funds by selling shares of our Common Stock or other equity-linked securities, the ownership interest of our current stockholders will be diluted. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. If we raise additional funds through collaborations, strategic alliances or marketing, distribution, or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, or clinical assets or to grant licenses on terms that may not be acceptable to us. If we raise additional funds through debt financing, we may have to grant, if able, a security interest on our assets to the future lenders, our debt service costs may be substantial, and any current or future lenders may have a preferential position in connection with any future bankruptcy or liquidation involving the Company.

On December 11, 2025, the last quoted sale price for our Common Stock as reported on Nasdaq was $1.81 per share. Currently, the exercise prices of the Company’s warrants are far greater than the current market price of our Common Stock. Accordingly, such warrants are unlikely to be exercised and therefore the Company does not expect to receive any proceeds from such exercise of the warrants in the near term. Whether any holders of warrants determine to exercise such warrants, which would result in cash proceeds to the Company, will likely depend upon the market price of our Common Stock at the time of any such holder’s determination.

If we are unable to raise additional capital when needed, we may be required to curtail the development of our technology or materially curtail or reduce our operations. We could be forced to sell or dispose of our rights or assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operations, and financial condition, including the possibility that a lack of funds could cause our business to fail and our Company to dissolve and liquidate with little or no return to investors.

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DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer or sell the Shares offered by this Reoffer Prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price, or at privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity. See “Plan of Distribution” for more information.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash;

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the Business Combination (as defined above), which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus, prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this Reoffer Prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Reoffer Prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this Reoffer Prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

The Shares to be offered and sold using this Reoffer Prospectus will be offered and sold by the Selling Stockholders named in this Reoffer Prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of Shares held by the Selling Stockholders pursuant to this Reoffer Prospectus.

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SELLING STOCKHOLDERS

This Reoffer Prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below, including their pledgees, donees, transferees, and other successors-in-interest, of up to an aggregate of 213,125 shares of Common Stock issued by us under the 2023 Plan.

The table below sets forth, as of December 12, 2025, the following information regarding the Selling Stockholders:

●	the name of the Selling Stockholders;

●	the number of shares of Common Stock owned by the Selling Stockholders prior to this offering;

●	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of December 12, 2025.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of December 12, 2025.

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this Reoffer Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially by it that are covered by this Reoffer Prospectus, but will not sell any other shares of Common Stock that they presently own. See “Plan of Distribution” for additional information on the distribution of the Shares.

Name of Selling Stockholders	Shares Owned prior to Offering		Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (1)
Andrew Regan(2)	386,674	(3)	140,000	246,674	12.2%
James Bligh(4)	60,117	(5)	60,000	117	*
Freda Lewis-Hall(6)	6,972	(7)	4,375	2,597	*
Chele Chiavacci Farley(8)	6,602	(9)	4,375	2,227	*
Simon Fry(10)	6,505	(11)	4,375	2,130	*

* Less than 1.0%.

(1)	Percentages are based on 2,019,202 shares of Common Stock outstanding as of December 12, 2025, assuming the resale of the shares of Common Stock covered by this prospectus.

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(2)	Dr. Andrew Regan is our Chief Executive Officer and a member of our Board of Directors.

(3)	Consists of (i) 140,006 shares of Common Stock held directly by Dr. Regan, (ii) 227,304 shares of Common Stock held by Corvus Capital Limited, (iii) 15 shares of Common Stock held by Algo Holdings, Inc., and (iv) 19,349 shares of Common Stock held by Manoira Corporation. Excludes 3,685,815 pre-funded warrants that are not exercisable unless and until shareholder approval is received to permit such exercise. Dr. Regan is the Chief Executive Officer and sole shareholder of Corvus Capital Limited and is the sole director of Manoira Corporation. Corvus Capital Limited owns 99.0% of the equity interests of Manoira Corporation and Algo Holdings, Inc. is a wholly owned subsidiary of Corvus Capital Limited. By virtue of these relationships, Dr. Regan may be deemed to beneficially own the shares of Common Stock held of record by Corvus Capital Limited, Manoira Corporation, and Algo Holdings, Inc. Each of Corvus Capital Limited and Dr. Regan disclaims any such beneficial ownership except to the extent of its or his pecuniary interest therein. Pursuant to a participation and inducement agreement with Nirland Limited, 2,504 shares of Common Stock held by Corvus Capital Limited may, in certain circumstances, be subject to transfer to Nirland Limited and all such shares of Common Stock are subject to a pledge agreement with respect to such arrangement. Dr. Regan is also a director of Sarborg Limited, a greater than 5% beneficial owner of CDT Equity’s Common Stock.

(4)	James Bligh is our Chief Financial Officer.

(5)	Consists of (i) 60,003 shares of Common Stock, and (ii) options to purchase 114 shares of Common Stock that are currently exercisable. Excludes 61 unvested options to purchase shares of Common Stock that are not exercisable within 60 days.

(6)	Dr. Freda Lewis-Hall is a member of our Board of Directors.

(7)	Consists of shares of Common Stock, of which (i) 4,808 are held directly by Dr. Lewis-Hall, (ii) 166 were issued to Intelmed LLC, of which Dr. Lewis-Hall is the Managing Director, and (iii) 43 shares of Common Stock were received by Mr. Emerson Hall, Jr., Dr. Lewis-Hall’s spouse, and (iv) 1,913 are underlying options that are currently exercisable and are held directly by Dr. Lewis-Hall, (v) warrants to purchase 9 shares of Common Stock held directly by Dr. Lewis-Hall and (vi) warrants to purchase 33 shares of Common Stock held by Intelmed LLC. By virtue of this relationship with both Intelmed LLC and her spouse, Dr. Lewis-Hall may be deemed to share beneficial ownership of the securities held of record by Intelmed LLC and Mr. Emerson Hall, Jr. Dr. Lewis-Hall disclaims any such beneficial ownership except to the extent of her pecuniary interest therein. Excludes 2 unvested options to purchase shares of Common Stock that are not exercisable within 60 days. The business address of Intelmed LLC is 11421 Golden Eagle Court Naples, Florida 34120.

(8)	Ms. Chiavacci Farley is a member of our Board of Directors.

(9)	Consists of (i) 4,671 shares of Common Stock, (ii) warrants to purchase 18 shares of Common Stock and (iii) options to purchase 1,913 shares of Common Stock that are currently exercisable. Excludes 2 unvested options to purchase shares of Common Stock that are not exercisable within 60 days.

(10)	Mr. Fry is a member of our Board of Directors.

(11)	Consists of 4,619 shares of Common Stock and options to purchase 1,886 shares of Common Stock that are currently exercisable. Excludes 24 options to purchase shares of Common Stock that are not exercisable within 60 days.

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DESCRIPTION OF COMMON STOCK

The following is a description of our securities as set forth in certain provisions of our Second Amended and Restated Certificate of Incorporation (as amended, the “Charter”) and our Amended and Restated Bylaws (the “Bylaws”), each previously filed with the SEC and incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Charter, Bylaws, and the applicable portions of the DGCL carefully, along with the terms of any securities offered for sale pursuant to a prospectus.

General

The total amount of authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

As of December 12, 2025, our issued and outstanding capital stock consists of 2,019,202 shares of Common Stock and no shares of Preferred Stock.

Common Stock

Voting

The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of Common Stock voted for the election of directors can elect all of the directors.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Other Rights

Holders of Common Stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

Nasdaq Capital Market Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CDT.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is VStock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, NY 11598.

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ANTI-TAKEOVER EFFECTS OF THE CHARTER AND THE BYLAWS

We have certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

Our Bylaws provide that, subject to the rights of the holders of any outstanding series of our Preferred Stock and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the chairperson of the board of directors, (ii) the chief executive officer, or (iii) a majority vote of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that, in addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at our principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting, or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum Selection

Our Charter requires that, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the second amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the foregoing will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by the applicable law, the federal district courts of the United States of America for the District of Delaware and the Court of Chancery of the State of Delaware shall have concurrent jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

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This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of the Company’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. The Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that directors and officers will be indemnified by the Company to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and the Company’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Stockholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Stockholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling Shares of the Company received after the date of this Reoffer Prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders;

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares; or

●	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the Shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

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 These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through trading plans entered into by the Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Common Stock, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Stockholder.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Shares covered by this Reoffer Prospectus will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of CDT Equity Inc., formerly Conduit Pharmaceuticals, Inc., as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this reoffer prospectus to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, as stated in its report thereon, and which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.cdtequity.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC through the SEC’s website at the address provided above. Forms of the indenture and other documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Reoffer Prospectus. Information in this Reoffer Prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this Reoffer Prospectus, while information that we file later with the SEC will automatically update and supersede the information in this Reoffer Prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this Reoffer Prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this Reoffer Prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 15, 2025 (as amended by our Form 10-Q/A filed on August 14, 2025), August 14, 2025, and November 13, 2025, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 14, 2025; January 23, 2025; February 11, 2025; February 19, 2025; March 6, 2025; April 1, 2025 (as amended on April 2, 2025); April 4, 2025; April 16, 2025, April 25, 2025, May 6, 2025, May 16, 2025, June 3, 2025, June 9, 2025, August 8, 2025; August 14, 2025, October 9, 2025, December 12, 2025;

●	our definitive proxy statement on Schedule 14A, as filed with the SEC on April 25, 2025 and our definitive proxy statement on Schedule 14A, as filed with the SEC on July 8, 2025; and

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on March 28, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this Reoffer Prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 4581 Tamiami Trail North, Suite 200, Naples, Florida 34103 or by telephoning us at (646) 491-9132.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this Reoffer Prospectus or any prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

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213,125 Shares of Common Stock

REOFFER PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this Reoffer Prospectus. You must not rely on any unauthorized information. This Reoffer Prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025.

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 15, 2025 (as amended by the Registrant’s Form 10-Q/A filed on August 14, 2025), August 14, 2025, and November 13, 2025, respectively.

(c)	The Registrant’s Current Reports on Form 8-K (other than any portions thereof deemed furnished and not filed), filed with the SEC on January 14, 2025, January 23, 2025, February 11, 2025, February 19, 2025, March 6, 2025, April 1, 2025 (as amended on April 2, 2025), April 4, 2025, April 16, 2025, April 25, 2025, May 6, 2025, May 16, 2025, June 3, 2025, June 9, 2025, August 8, 2025, August 14, 2025, October 9, 2025, and December 12, 2025.

(d)	The Registrant’s definitive proxy statement on Schedule 14A, as filed with the SEC on April 25, 2025 and the Registrant’s definitive proxy statement on Schedule 14A, as filed with the SEC on July 8, 2025.

(e)	The description of the Registrant’s securities contained in the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 28, 2025, as well as any additional amendments or reports filed for the purpose of updating such description.

(f)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

(1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of these paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.

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(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(1)	Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

(2)	Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by an independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

(3)	Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

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For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 8.2 of the Company’s second amended and restated certificate of incorporation provides:

“(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit No.	Description
4.1**	CDT Equity Inc. Amended and Restated 2023 Stock Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 8, 2025, and incorporated herein by reference).

4.2**	Specimen Common Stock Certificate of CDT Equity Inc. (filed as Exhibit 4.8 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-271903) filed on August 8, 2023, and incorporated herein by reference).

4.3**	Form of Stock Option Agreement under the CDT Equity Inc. Amended and Restated 2023 Stock Incentive Plan (filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-4 (File No. 333-271903) filed on May 12, 2023, and incorporated herein by reference).

5.1**	Opinion of Thompson Hine LLP (filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-289496) filed on August 11, 2025, and incorporated herein by reference).

23.1*	Consent of Marcum LLP, independent public accounting firm of CDT Equity Inc.

23.2**	Consent of Thompson Hine LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page of the Registrant’s Registration Statement on Form S-8 (File No. 333-289496) filed on August 11, 2025, and incorporated herein by reference).

107**	Filing Fee Table

*	Filed herewith.
**	Previously Filed.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining liability under the Securities Act of, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on December 12, 2025.

CDT EQUITY INC.

By:	/s/ Andrew Regan
Name:	Andrew Regan
Title:	Chief Executive Officer

Signature	Title	Date

/s/ Andrew Regan	Chief Executive Officer and Director	December 12, 2025
Andrew Regan	(Principal Executive Officer)

/s/ James Bligh	Chief Financial Officer and Director	December 12, 2025
James Bligh	(Principal Financial Officer and Principal Accounting Officer)

/s/ Freda Lewis-Hall	Director and Chairperson of the Board of Directors	December 12, 2025
Freda Lewis-Hall

/s/ Chele Chiavacci Farley	Director	December 12, 2025
Chele Chiavacci Farley

/s/ Simon Fry	Director	December 12, 2025
Simon Fry

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